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                                                                    EXHIBIT 1(c)



                 REMARKETING AND INTEREST CALCULATION AGREEMENT

         REMARKETING AND INTEREST CALCULATION AGREEMENT, dated as of January 15, 1999 (the "Remarketing and Interest Calculation Agreement"), among Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), The First National Bank of Chicago (the "Bank" and, in its capacity as the call holder hereunder, the "Call Holder") and First Chicago Capital Markets, Inc. ("FCCM" and, in its capacity as calculation agent hereunder, the "Calculation Agent").

         WHEREAS, the Company has issued $250,000 aggregate principal amount of its 6.08% Market Value Put securities ("MVPs") pursuant to a Restated Indenture, dated as of September 1, 1991 (the "Senior Indenture"), between the Company and Chase Bank of Texas, National Association (successor to Texas Commerce Bank National Association as successor trustee to First City, Texas-Houston, National Association, which was formerly First City National Bank of Houston) (the "Trustee"); and

         WHEREAS, the MVPs have been sold and delivered initially pursuant to an underwriting agreement, dated January 12, 1999, between the Company and FCCM, Chase Securities Inc. and NationsBanc Montgomery Securities LLC (the "Underwriting Agreement"); and

         WHEREAS, the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-65055) under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the offering of, among other securities, Debt Securities of the Company, which registration statement was declared effective by order of the Commission on January 11, 1996, and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such additional amended prospectuses as may hereafter be required; and

         WHEREAS, FCCM has transferred without recourse, for fair market value, to the Bank its right to remarket the MVPs on the Remarketing Date, and the Bank is prepared to act as the Call Holder and FCCM is prepared to act as the Calculation Agent, in each case, with respect to the remarketing of the MVPs on January 18, 2000 (the "Remarketing Date") and, if applicable, on the Additional Remarketing Date thereafter, pursuant to the terms of, but subject to the conditions set forth in, this Agreement;

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

----------------------

"Market Value Put securities" and "MVPs" are service marks owned by First Chicago Capital Markets, Inc.

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         Section 1. Definitions. Capitalized terms used and not defined in this
Agreement shall have the meanings assigned to them in the Senior Indenture and in the form of the MVPs. Unless the context otherwise requires, the Call Holder, as used herein, shall also include the Calculation Agent.

         "Adjusted Dollar Price" shall mean, with respect to the Additional Remarketing Date, the Dollar Price as of the Remarketing Date (determined by the Calculation Agent on the third Business Day prior to the Remarketing Date) plus the product of (i) such Dollar Price less the aggregate principal amount of the MVPs outstanding as of the Remarketing Date, (ii) the weighted average per annum Interim Period Interest Rate for the Interim Period, and (iii) the number of days in the Interim Period divided by 360.

         "Additional Remarketing Date" shall have the meaning assigned to it in
Section 4 hereof.

         "Applicable Spread" shall mean the lowest bid, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Calculation Agent on the Determination Date from the bids quoted by up to five Reference Corporate Dealers for the full aggregate principal amount of the MVPs at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (in the event of an Interim Period), with settlement on such date without accrued interest, (ii) a maturity date equal to the Maturity Date of the MVPs, and (iii) a stated annual interest rate, payable semi-annually on the Interest Payment Dates for the MVPs, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer.

         "Bank" shall mean The First National Bank of Chicago.

         "Base Rate" shall mean 4.68% per annum.

         "Basic Spread" shall mean the lowest firm commitment bid expressed as a spread (in the form of a percentage or a number of basis points (plus or minus)) with respect to the Reference Rate, obtained by the Calculation Agent on the third Business Day prior to the Interim Period Remarketing Date from the bids quoted from up to five Reference Money Market Dealers on such date for the full aggregate principal amount of the MVPs at a dollar price equal to par, but assuming (i) that the purchase date is the Interim Period Remarketing Date, with settlement on such date without accrued interest, (ii) that the maturity date is the day that is 26 weeks from the Interim Period Remarketing Date, (iii) that the MVPs are callable by the Call Holder on a weekly basis after the Interim Period Remarketing Date, (iv) that the MVPs will be repurchased by the Company at par on the day that is 26 weeks from the Interim Period Remarketing Date if not previously called by the Call Holder, and (v) a stated annual interest rate, payable on the Additional Remarketing Date, equal to the Reference Rate plus the spread bid by the applicable Reference Money Market Dealer.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, Houston, Texas or Chicago, Illinois are authorized



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or obligated by law, regulation or executive order to close and, in the case of the determination of the Reference Rate that is based upon deposits in U.S. dollars in London, the City of London.

         "Calculation Agent" shall mean FCCM, in its capacity as the calculation agent under this Agreement, and its successors and assigns.

         "Call Holder" shall mean the Bank, in its capacity as the call holder under this Agreement, and its successors and assigns.

         "Call Price" shall have the meaning assigned to it in Section 12 hereof.

         "Call Price Determination Date" shall have the meaning assigned to it in Section 12 hereof.

         "Commission" shall mean the United States Securities and Exchange Commission.

         "Company" shall mean Browning-Ferris Industries, Inc. and its successors under this Agreement.

         "Comparable Treasury Issues" shall mean the United States Treasury security selected by the Calculation Agent as having an actual or interpolated maturity on the Determination Date comparable to the remaining term of the MVPs.

         "Comparable Treasury Price" shall mean, (a) the offer price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the third Business Day prior to the Remarketing Date, as set forth on Telerate Page 500 (as defined below), adjusted to reflect settlement on the Remarketing Date if prices quoted on Telerate Page 500 are for settlement on any date other than the Remarketing Date, or (b) if such page (or any successor page) is not displayed or does not contain such offer price on such Business Day, (i) the average of five Reference Treasury Dealer Quotations (as defined below) for such Remarketing Date, excluding the highest and lowest of such Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or
(ii) if the Calculation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Bridge Telerate, Inc. (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Bridge Telerate, Inc. The Calculation Agent shall have the discretion to select the time at which the Comparable Treasury Price is determined on the third Business Day prior to the Remarketing Date.

         "Determination Date" shall mean the third Business Day preceding the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (in the event of an Interim Period), subject to
Section 12(c) hereof.


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         "Dollar Price" shall mean, with respect to the MVPs, the present value, as of the Remarketing Date, of the Remaining Scheduled Payments discounted to the Remarketing Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate, except that in the case of the Additional Remarketing Date, the Dollar Price will be the Adjusted Dollar Price.

         "DTC" shall mean The Depository Trust Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Act Documents" shall have the meaning assigned to it in
Section 2 hereof.

         "Exchange Act Regulations" shall mean the rules and regulations promulgated under the Exchange Act.

         "FCCM" shall mean First Chicago Capital Markets, Inc.

         "Interest Determination Date" shall have the meaning assigned to it in
Section 5 hereof.

         "Interim Period" shall mean the period, if any, from and including the Remarketing Date to but excluding the Additional Remarketing Date.

         "Interim Period Interest Rate" shall have the meaning assigned to it in
Section 5 hereof.

         "Interim Period Remarketing Date" shall have the meaning assigned to it in Section 4 hereof.

         "Material Adverse Effect" shall have the meaning assigned to it in
Section 2 hereof.

         "Maturity Date" shall mean January 18, 2002 or the later date determined in accordance with Section 4 hereof.

         "MVPs" shall mean the 6.08% Market Value Put securities of the Company.

         "Notification Date" shall have the meaning assigned to it in Section 4 hereof.

         "Optional Redemption Price" shall mean the sum of (i) the greater of
(a) 100% of the principal amount of the MVPs and (b) the Dollar Price (which if such remarketing date is the Additional Remarketing Date, will equal the Adjusted Dollar Price), plus (ii) in the case of either (a) or (b), accrued and unpaid interest on the principal amount being redeemed to the date of payment in respect of such redemption.

         "Prospectus" shall have the meaning assigned to it in Section 3 hereof.

         "Reference Corporate Dealers" shall mean each of FCCM, its successors and four other leading dealers of publicly traded debt securities of the Company selected by the Call Holder.


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         The "Reference Rate" shall mean, with respect to the Interim Period, one of the following reference rates selected by the Company and notified to the Calculation Agent no later than four Business Days prior to the Interim Period Remarketing Date: (i) the per annum rate for deposits in U.S. dollars for a period of one week shown on Telerate page 3750 (or any successor page) at 11:00 a.m., London time, on the applicable Interest Determination Date, (ii) the per annum rate equal to the average of the federal funds rates shown on Telerate page 5 (or any successor page) as of 11:00 a.m., New York City time, on the applicable Interest Determination Date and each of the four Business Days prior to such Interest Determination Date, or (iii) the one-week "AA" non-financial commercial paper rate shown on the Internet world wide web page of the Board of Governors of the Federal Reserve System at www.bog.frb.fed.us/releases/CP/ (or any successor page) as of 11:00 a.m., New York City time, on the applicable Interest Determination Date. If the reference rate on the applicable designated page (or successor page) is not published on the specified page by the specified time on the applicable date or dates, then the reference rate determined as of the applicable Interest Determination Date shall be the reference rate in effect on such Interest Determination Date.

         "Reference Money Market Dealers" shall mean each of FCCM, Chase Securities Inc., NationsBanc Montgomery Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing or its affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company and a leading dealer in money market instruments (a "Primary Money Market Dealer"), the Calculation Agent shall substitute therefor another Primary Money Market Dealer.

         "Reference Treasury Dealer" shall mean each of FCCM, Chase Securities Inc., NationsBanc Montgomery Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Calculation Agent shall substitute therefor another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" shall mean, with respect to each Reference Treasury Dealer, the offer price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the Remarketing Date quoted in writing to the Calculation Agent by such Reference Treasury Dealer by 3:30 p.m. on the third Business Day prior to the Remarketing Date.

         "Registration Statement" shall have the meaning assigned to it in
Section 3 hereof.

         "Remaining Scheduled Payments" shall mean, with respect to the MVPs, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only and assuming (i) a maturity date equal to January 18, 2002, and (ii) that the Company did not elect the Remarketing Date to be the Interim Period Remarketing Date.

         "Remarketing Date" shall mean January 18, 2000, which such date shall be an Interest Payment Date.

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         "Remarketing Materials" shall have the meaning assigned to it in
Section 3 hereof.

         "Representation Date" shall have the meaning assigned to it in Section 2 hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Act Regulations" shall mean the rules and regulations promulgated under the Securities Act.

         "Senior Indenture" shall mean the Restated Indenture dated as of September 1, 1991 between the Company and the Trustee, as amended, modified or supplemented from time to time.

         "Treasury Rate" shall mean the annual rate equal to the semi-annual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity on the Determination Date of the Comparable Treasury Issue (as defined above) for value on the Remarketing Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined above).

         "Trustee" shall mean Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association as successor trustee to First City, Texas-Houston, National Association, which was formerly First City National Bank of Houston), and its successors as trustees under the Senior Indenture.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

         "Underwriting Agreement" shall mean the underwriting agreement, dated January 12, 1999, between the Company and FCCM, Chase Securities Inc. and NationsBanc Montgomery Securities LLC pursuant to which the MVPs have been sold and delivered initially.

         Section 2. Representations and Warranties. (a) The Company represents and warrants to the Call Holder as of the date hereof, the Notification Date, the date, if any, on which the Remarketing Date is designated the Interim Period Remarketing Date, the Determination Date, the Remarketing Date and, if applicable, the Additional Remarketing Date (each such date being hereinafter referred to as a "Representation Date"), that (i) it has or shall have made all the filings with the Commission that it is required to make under the Exchange Act and the Exchange Act Regulations within the 12-month period prior to the Representation Date (the filings made within the 12-month period of a Representation Date being referred to as the "Exchange Act Documents", with respect to such Representation Date), (ii) each Exchange Act Document complies in all material respects with the requirements of the Exchange Act and Exchange Act Regulations, and each Exchange Act Document (as modified or superseded by subsequently filed documents at or prior to such date) as of each Representation Date will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the applicable Remarketing Materials will not, as of their





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date or the Remarketing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) no consent, approval, authorization, order or decree of any court or governmental agency or body, including as to an effective registration statement under the Securities Act with respect to the MVPs, is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the remarketing of MVPs pursuant hereto, except such as have been or shall have been obtained or rendered, as the case may be.

         (b) The Company further represents and warrants to the Call Holder as of each Representation Date as follows:

                           (i) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by each of the Call Holder and the Calculation Agent, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally, (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (C) as such enforceability may be subject to limitations on rights to indemnity or contribution or both by Federal or state securities laws or the public policies underlying such laws.

                           (ii) The Senior Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act, and, assuming it has been duly executed and delivered by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                           (iii) The MVPs have been duly authorized and executed by the Company and authenticated, issued and delivered in the manner provided for in the Senior Indenture and delivered against payment of the purchase price therefor as provided in the Underwriting Agreement, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is





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         considered in a proceeding in equity or at law), and are in the form contemplated by, and entitled to the benefits of, the Senior Indenture.

                           (iv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the remarketing of the MVPs hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Senior Indenture by the Company, except such as have been already obtained or shall have been obtained prior to such remarketing.

                           (v) The MVPs are rated A- by Standard & Poor's Ratings Services, Baa1 by Moody's Investors Service, Inc. and A- Duff & Phelps Credit Rating Co. or such other rating as to which the Company shall have most recently notified the Call Holder pursuant to Section 3(a) hereof.

                           (vi) The accountants who have certified or shall certify the financial statements of the Company included in the Company's most recent Annual Report on Form 10-K are independent accountants, as required by the Securities Act and the Securities Act Regulations.

                           (vii) The consolidated financial statements filed as part of or incorporated by reference in the Remarketing Materials present fairly the financial position, results of operations, stockholders' equity and cash flow of the entities purported to be shown thereby, as of the respective dates of, and for the respective periods covered by, such financial statements, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and comply and will comply as to form in all material respects with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations. The term "financial statements" includes the financial statements and the accompanying notes and schedules.

                           (viii) There has not been any material adverse change in the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect") from that on the latest dates as of which or during the latest period for which such financial condition, results of operations, business or properties is set forth in the Exchange Act Documents.

                           (ix) The Company and each of its consolidated subsidiaries have been duly incorporated, are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires qualification (except where the failure to be in good standing or to qualify would not have a Material Adverse Effect). The Company has all requisite power and authority necessary to enter




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         into this Agreement and the Senior Indenture, and to carry out the provisions and conditions hereof and thereof.

                           (x) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Exchange Act Documents (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Exchange Act Documents, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                           (xi) Neither the Company nor any of its consolidated subsidiaries is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its consolidated subsidiaries taken as a whole.

                           (xii) The execution, delivery and performance by the Company of this Agreement and compliance by the Company with the provisions of the MVPs and the Senior Indenture will not conflict with, result in the creation or imposition of any lien, security interest or other encumbrance upon any of the assets of the Company or any of its consolidated subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument to which the Company is a party or by which it is bound where any such default would be material to the Company and its consolidated subsidiaries taken as a whole or result in a violation of the corporate charter or by-laws of the Company or any of its consolidated subsidiaries or, to the best knowledge of the Company, any law applicable to the Company or its consolidated subsidiaries the penalties for violations of which would be material singly or in the aggregate to the Company and its consolidated subsidiaries taken as a whole.

         (c) Any certificate signed by the Chairman of the Board or the President or a Vice President and the chief financial officer of the Company and delivered to the Call Holder or to counsel for the Call Holder in connection with the remarketing of the MVPs shall be deemed a representation and warranty by the Company to the Call Holder as to the matters covered thereby.

         Section 3. Covenants of the Company. The Company covenants with the Call Holder as follows:


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         (a) The Company will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Call Holder of (i) any notification or announcement by a "nationally recognized statistical rating organization" (as defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) with regard to the ratings of any securities of the Company, including, without limitation, notification or announcement of a downgrade in or withdrawal of the rating of any security of the Company or notification or announcement of the placement of any rating of any securities of the Company under surveillance or review, including placement on CreditWatch or on Watch List with negative implications, or (ii) the occurrence at any time of any event set forth in Section 9(b)(i), (ii),
(iii)(A), (v), (vi) or (viii) of this Agreement.

         (b) The Company will furnish to the Call Holder:

                           (i) if required as provided in paragraph (e) below for purposes of the remarketing, a then currently effective registration statement (or equivalent document) under the Securities Act and a then current prospectus (or equivalent document) relating to the MVPs to be used by the Call Holder for remarketing and resale of the MVPs (such registration statement and any amendments thereto, including any such prospectus relating to the MVPs constituting a part thereof, and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Exchange Act, the Securities Act, or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Call Holder by the Company for use in connection with the remarketing of the MVPs which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Call Holder for such use);

                           (ii) each Exchange Act Document filed within 12 months of the Remarketing Date, and, in the event of an Interim Period, the Additional Remarketing Date;

                           (iii) in connection with the remarketing of MVPs, such other information as the Call Holder may reasonably request from time to time; and

                           (iv) each document publicly filed by the Company with the Commission pursuant to the Securities Act or the Exchange Act (to the extent not covered by (ii) above) or otherwise after the date hereof.

         The Company agrees to provide the Call Holder with as many copies of the foregoing written materials and other Company approved information as the Call Holder may reasonably request for use in connection with the remarketing of MVPs, and consents to the use thereof for such purpose.



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         (c) If, at any time during which either the Call Holder or the
Calculation Agent would be obligated to take any action under this Agreement, any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the MVPs shall occur which could reasonably be expected to cause any of the reports, documents, materials or information referred to in paragraph (b) (i), (ii) or (iii) above or any document incorporated therein by reference (collectively, the "Remarketing Materials") to contain an untrue statement of a material fact or omit to state a material fact, the Company shall promptly notify the Call Holder in writing of the circumstances and details of such event or condition.

         (d) So long as the MVPs are outstanding, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

         (e) The Company will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the Trust Indenture Act and the rules and regulations of the Commission thereunder so as to permit the completion of the remarketing of the MVPs as contemplated in this Agreement and in the prospectus relating to the initial issuance of the MVPs. In furtherance of the foregoing, if it shall be necessary, in the opinion of counsel for the Call Holder or for the Company to have a currently effective Registration Statement and a current Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations and the Commission's interpretations of the Securities Act and the Securities Act Regulations, or if at any time when a prospectus (or equivalent document) is required by the Securities Act to be delivered in connection with sales of the MVPs, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Call Holder or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, at its expense, will promptly:

                           (i) prepare and file with the Commission such Registration Statement and Prospectus or such amendment or supplement as may be necessary to correct such statement or omission as referred to above or to make the Registration Statement or the Prospectus comply with such requirements as referred to above;

                           (ii) furnish to the Call Holder such number of copies of such Registration Statement and Prospectus or such amendment, supplement or other document as the Call Holder may reasonably request;

                           (iii) furnish to the Call Holder an officers' certificate, an opinion, including a statement as to the absence of material misstatements in or omissions from the Registration Statement and Prospectus, as amended or supplemented, of counsel for the Company satisfactory to the Call Holder and a "comfort letter" from the Company's independent accountants, in each case in form and substance satisfactory to the Call Holder, of the same tenor as the officers' certificate, opinion and comfort letter,




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         respectively, delivered pursuant to the Underwriting Agreement, but modified to relate to the Registration Statement and Prospectus as amended or supplemented to the date thereof; and

                           (iv) provide to the Call Holder and any other securities dealer participating in the remarketing of the MVPs the opportunity to conduct an underwriter's due diligence investigation of the Company in a scope customarily provided in connection with a public offering of the Company's debt securities.

         (f) The Company agrees that neither it nor any of its subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the MVPs prior to the remarketing thereof by the Call Holder, other than pursuant to Section 4(f) or 4(g) of this Agreement.

         (g) Notwithstanding any provision to the contrary set forth in the Senior Indenture, the Company shall (i) use its best efforts to maintain the MVPs in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the MVPs in book-entry form, and (ii) waive any discretionary right it otherwise has under the Senior Indenture to cause the MVPs to be issued in certificated form.

         (h) To the extent that a Registration Statement and current Prospectus are required as contemplated in paragraph (e) above, the Company shall make representations and warranties and comply with covenants of the same tenor as those set forth in the Underwriting Agreement, but modified to relate to the Registration Statement and the Prospectus.

         (i) In connection with the remarketing, the Company will endeavor to qualify the MVPs for offer and sale under the securities laws of such jurisdictions as the Call Holder may reasonably request, provided that the Company shall not be required to register or qualify as a foreign corporation nor, except as to matters relating to the remarketing of the MVPs, take any action which would subject it to service of process generally in any jurisdiction, or to the imposition of any taxes based on, or measured by, all or any part of the income of the Company, in any jurisdiction where it is not at such date so subject.

         (j) During the five Business Day period ending on any remarketing date, the Company will not, without the consent of the Call Holder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities or warrants (other than commercial paper in the ordinary course of business during such five Business Day period in the case of the Remarketing Date (if such date is not the Interim Period Remarketing
Date) or the Additional Remarketing Date (in the event of the Interim Period)).

         Section 4. Appointment and Obligations of the Call Holder. (a) Unless this Agreement is otherwise terminated in accordance with Section 12 hereof, in accordance with the terms, but subject to the conditions, of this Agreement, the Company hereby appoints the Bank, and the Bank hereby accepts such appointment, as the exclusive Call Holder with respect to $250,000 aggregate principal amount of MVPs and agrees, subject to the conditions set forth herein, to remarket the MVPs, subject further to repurchase or redemption of the MVPs in accordance with clause (f) or (g), respectively, of this section.

         (b) It is expressly understood and agreed by the parties hereto that the obligations of the Call Holder and the Calculation Agent hereunder with respect to the MVPs to be remarketed on the Remarketing Date and the Additional Remarketing Date, if applicable, are conditioned on the Call Holder's election on the Notification Date to purchase the MVPs for remarketing on the Remarketing Date. It is further expressly understood and agreed by and between the parties hereto that, if the Call Holder has elected to remarket the MVPs pursuant to clause (c) below, the Call Holder shall not be obligated to remarket any MVPs or to perform any of the other duties set forth herein at any time after the Notification Date that (i) any of the conditions set forth in clause (a) of
Section 9 hereof shall not have been fully and completely met to the reasonable satisfaction of the Call Holder, or (ii) any of the events set forth in clause
(b) of Section 9 hereof shall have occurred.

         (c) On a Business Day not less than five Business Days prior to the Remarketing Date, the Call Holder shall notify the Company and the Trustee as to whether it elects to purchase the MVPs on the Remarketing Date (the "Notification Date"). If, and only if, the Call Holder so elects, the MVPs shall be subject to mandatory tender to the Call Holder, and the Call Holder shall be obligated to purchase the MVPs at a price equal to 100% of the principal amount thereof, for remarketing on the Remarketing Date and, in the event of an Interim Period, on the Additional Remarketing Date thereafter, subject in each case to the conditions described herein.

         (d) Provided that the Call Holder gives notice of its intention to purchase the MVPs in accordance with clause (c) of this section, not later than 4:00 p.m., New York City time, on the fourth Business Day prior to January 18, 2000, the Company, after consultation with the Call Holder, may notify the Call Holder, the Trustee and DTC by telephone, confirmed in writing that it elects January 18, 2000 to be the Interim Period Remarketing Date (the "Interim Period Remarketing Date"). The Company will be eligible to make such notification if at such time its senior unsecured debt is rated at least "Baa3" by Moody's Investors Service, Inc. and "BBB-" by Standard & Poor's Ratings Services (or the equivalent thereof by each such rating agency) at the time of such notification or if the Call Holder waives this requirement in its sole discretion. If the Company does not provide such notification, January 18, 2000 will be the only remarketing ate and the Maturity Date will be January 18, 2002. If the Company provides such notification, then (i) the Additional Remarketing Date will be one of the 26 following one-week anniversary dates of January 18, 2000 (or if any such day is not a Business Day, the next succeeding Business Day) designated by the Company not later than the fifth Business Day prior to such one-week anniversary date (the "Additional Remarketing Date") except that, if the Company fails to so designate the Additional Remarketing Date, the Additional Remarketing Date will be the date that is the 26th week anniversary of January 18, 2000 (or if such day is not a Business Day, the next following Business Day) and (ii) the Maturity Date of the MVPs will be the date that is the two-year anniversary of the Additional Remarketing Date (whether or not a Business Day).

         (e) In the event that the MVPs are remarketed as provided herein, the Call Holder shall make, or cause the Trustee to make, payment to the DTC Participant of each tendering Beneficial Owner of MVPs subject to remarketing, by book entry through DTC by the deadline on the applicable remarketing date then in effect under DTC's rules and regulations against delivery through DTC of such Beneficial Owner's tendered MVPs, of 100% of the principal amount of the tendered MVPs that have been purchased for remarketing by the Call Holder. The Company shall make, or cause the Trustee to make, payment of interest to each Beneficial Owner of MVPs due on the applicable remarketing date by book entry through DTC by the close of business on such remarketing date.

         (f) Subject to Section 12(c) of this Agreement, in the event that (i) the Calculation Agent for any reason does not notify the Company of (A) the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date or (B) in the event of the Interim Period, the Interim Period Interest Rate which will initially be in effect, by 4:00 p.m. on the second Business Day prior to January 18, 2000, or (ii) prior to any remarketing date, the Call Holder has resigned and no successor has been appointed (A) on or before the Determination Date or, (B) in the event of the Interim Period, the second Business Day prior to January 18, 2000, or (iii) at any time after the Call Holder elects on the Notification Date to remarket the MVPs any event as set forth in Section 9 or
Section 12 of this Agreement shall have occurred, or (iv) the Call Holder for any reason does not elect to purchase the MVPs for remarketing on the Remarketing Date, or (v) the Call Holder for any reason does not purchase all tendered MVPs on any remarketing date, or (vi) a Reference Corporate Dealer shall fail to purchase all of the MVPs from the Call Holder on the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (in the event of the Interim Period), or (vii) in the event of the Interim Period, a Reference Money Market Dealer shall fail to purchase all of the MVPs on the Interim Period Remarketing Date, then the Company shall repurchase the MVPs as a whole on the remarketing date relating to such event (which, in the case of the event described in clause (iii) that occurs during the Interim Period shall be the Additional Remarketing Date) at a price equal to 100% of the principal amount of the MVPs plus all accrued and unpaid interest, if any, on the MVPs to such remarketing date. In any such case, payment will be made by the Company through the Trustee to the DTC Participant of each tendering Beneficial Owner of MVPs, by book-entry through DTC by the close of business on the applicable remarketing date against delivery through DTC of such Beneficial Owner's tendered MVPs.

         (g) If the Call Holder elects to remarket the MVPs as provided in clause (c) above, then not later than the fourth Business Day immediately preceding the Remarketing Date or the Additional Remarketing Date, if any, the Company may notify the Call Holder and the Trustee if the Company irrevocably elects to exercise its right to redeem the MVPs, in whole but not in part, from the Call Holder on the remarketing date immediately following such notification at the Optional Redemption Price. If the Company elects to redeem the MVPs, it shall pay the Optional Redemption Price therefor in same-day funds on such remarketing date by wire transfer to an account designated by the Call Holder.

         (h) On the Determination Date, the Call Holder shall enter into a binding contract to sell the MVPs to the Reference Corporate Dealer that provided the lowest bid for settlement on the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (in the event of an Interim Period). In addition, on the third business day preceding the Interim Period Remarketing Date, the Call Holder shall enter into a binding contract to sell the MVPs to the Reference Money Market Dealer that provided the lowest bid for settlement on the Interim Period Remarketing Date. In either case, however, if FCCM does not provide the lowest of such bids, FCCM may match the lowest of such bids and, thereupon, the Call Holder shall enter into a binding contract to sell the MVPs to FCCM. Likewise, in either case, in the event that more than one equal bid is received, the Call Holder shall select the purchasing Reference Corporate Dealer or Reference Money Market Dealer, as the case may be, at its discretion. The winning bidder will bear all of its own expenses in connection with the remarketing. In the event that such Reference Corporate Dealer or Reference Money Market Dealer fails to purchase the MVPs on the applicable remarketing date for any reason, all of the obligations of the Call Holder hereunder, including any obligation to purchase and remarket the MVPs on such remarketing date, shall be terminated.

         (i) The Call Holder may, without the consent of the Holders and Beneficial Owners, modify the tender and settlement procedures set forth in the Senior Indenture in order to facilitate the tender and settlement process; and if requested by the Call Holder, the Company shall cooperate with the Call Holder to effect such modification and enforce, for the benefit of the Call Holder, compliance by the Holders and Beneficial Owners of the MVPs with the terms of the MVPs relating to the purchase rights of the Call Holder.

         (j) The tender and settlement procedures described above, including provisions for payment by purchasers of MVPs in the remarketing or for payment to Beneficial Owners of tendered MVPs, may be modified to the extent required by DTC or, if agreed to by the Call Holder in accordance with Section 9(b)(viii) of this Agreement, to the extent required to facilitate the tender and remarketing of MVPs in certificated form, if the book-entry system is no longer available for the MVPs at the time of the remarketing.

         Section 5. Appointment and Obligations of the Calculation Agent. (a) Unless this Agreement is otherwise terminated in accordance with Section 12 hereof, in accordance with the terms, but subject to the conditions, of this Agreement, the Company hereby appoints FCCM, and FCCM hereby accepts such appointment, as the exclusive Calculation Agent with respect to the MVPs. All determinations provided for below, other than the Applicable Spread, shall be made in good faith by the Calculation Agent.

         (b) Subject to the Call Holder's election to remarket the MVPs as provided in clause (c) of Section 4 hereof and to the termination provisions provided in Section 12(b) hereof, from and including the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (in the event of an Interim Period), the MVPs shall bear interest at the Interest Rate to Maturity. During the Interim Period, if any, the MVPs shall bear interest at the Interim Period Interest Rate.

                           (i) The Interest Rate to Maturity shall be determined by the Calculation Agent by 3:30 p.m., New York City time, on the Determination Date to the nearest one hundred-thousandth (0.00001) of one percent per annum by soliciting firm committed bids, expressed as a spread over the Base Rate, to purchase all outstanding MVPs at the Dollar Price, and by selecting the lowest such firm committed bid (regardless of whether each of the Reference Corporate Dealers actually submits bids). The Interest Rate to Maturity will be equal to the sum of the Base Rate plus the Applicable Spread. The Interest Rate to Maturity announced by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MVPs, the Call Holder, the Company and the Trustee.

                           (ii) The interest rate for the Interim Period, if any, will be reset on each Interest Reset Date during the Interim Period and will be equal to the Reference Rate in respect of the applicable Interest Reset Date plus the Basic Spread, in each case as calculated by the Calculation Agent (the "Interim Period Interest Rate"). The Wednesday of each week during the Interim Period will be an "Interest Reset Date." The "Interest Determination Date" applicable to an Interest Reset Date will be the second Business Day preceding such Interest Reset Date. The interest rate in effect from and including the Interim Period Remarketing Date (which is the first day of the Interim Period) to but excluding the first Interest Reset Date during such Interim Period will be determined as if the Interim Period Remarketing Date were an Interest Reset Date and the Interest Determination Date for such Interest Reset Date were the second Business Day prior to the Interim Period Remarketing Date. The Interim Period Interest Rate and the amount of interest payable on the Additional Remarketing Date shall each be determined by the Calculation Agent and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MVPs, the Call Holder, the Company and the Trustee.

         (c) Subject to the Call Holder's election to remarket the MVPs as provided in Section 4(c), the Calculation Agent shall notify the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date of the Interest Rate to Maturity applicable to the MVPs effective from and including the Remarketing Date (if such date has not been designated as the Interim Period Remarketing Date) or Additional Remarketing Date (in the event of an Interim Period). In the event of an Interim Period, the Calculation Agent shall provide the Company, the Trustee and DTC notice in accordance with the preceding sentence, on the second Business Day prior to the Interim Period Remarketing Date of the Interim Period Interest Rate which will initially be in effect.

         (d) It is expressly understood and agreed by the parties hereto that the obligations of the Calculation Agent hereunder with respect to the MVPs to be remarketed are conditioned on the Call Holder's election on the Notification Date to purchase the MVPs for remarketing. It is further expressly understood and agreed by and between the parties hereto that, if the Call Holder has elected to remarket the MVPs pursuant to clause (c) of Section 4 hereof, the Calculation

Agent shall not be obligated to perform any of the duties set forth herein at any time after the Notification Date that (i) any of the conditions set forth in clause (a) of Section 9 hereof shall not have been fully and completely met to the reasonable satisfaction of the Call Holder, or (ii) any of the events set forth in clause (b) of Section 9 hereof shall have occurred.

         Section 6. Fees and Expenses. Subject to Section 12 of this Agreement, for its services in performing its duties set forth herein, each of the Call Holder and the Calculation Agent will not receive any fees or reimbursement of expenses from the Company.

         Section 7. Resignation of the Call Holder and Calculation Agent. Each of the Call Holder and the Calculation Agent may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective 10 days after delivery of a written notice to the Company and the Trustee of such resignation, provided that no such resignation shall occur under this sentence after the Notification Date. Each of the Call Holder and the Calculation Agent also may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective immediately, upon termination of this Agreement in accordance with Section 12(b) hereof. The Company shall have the right, but not the obligation, to appoint a successor Call Holder; provided, however, that the Call Holder may appoint a successor Calculation Agent in the event of the resignation of the Calculation Agent in the absence of a concurrent resignation of the Call Holder.

         Section 8. Dealing in the MVPs; Purchase of MVPs by the Company. (a) The Bank, or FCCM in their individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the MVPs. The Bank, as Holder or Beneficial Owner of the MVPs, may exercise any vote or join as a Holder or Beneficial Owner, as the case may be, in any action which any Holder or Beneficial Owner of MVPs may be entitled to exercise or take pursuant to the Senior Indenture with like effect as if it did not act in any capacity hereunder. The Call Holder and the Calculation Agent, in their respective capacities as either principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if they did not act in any capacity hereunder.

         (b) The Company or its affiliates may purchase MVPs in the remarketing on the Remarketing Date (if such date is not the Interim Period Remarketing
Date) or the Additional Remarketing Date (in the event of the Interim Period), provided that the Interest Rate to Maturity established with respect to MVPs is not different from the interest rate that would have been established if the Company or its affiliates had not purchased such MVPs. In accordance with
Section 3(f) hereof, under no circumstances may the Company purchase MVPs in the remarketing on the Interim Period Remarketing Date.

         Section 9. Conditions to Call Holder's Obligations. The obligations of the Call Holder under this Agreement have been undertaken in reliance on, and shall be subject to, (a) the due performance in all material respects by the Company of its obligations and agreements as set forth in this Agreement and the accuracy in all material respects as of the dates specified herein of the representations and warranties in this Agreement and any certificate delivered pursuant hereto, and (b) the further condition that none of the following events shall have occurred at any time since the date hereof (provided, that with respect to termination of the Call Holder's obligations hereunder after the Call Holder elects on the Notification Date to remarket the MVPs due to events that occur or arise prior to the Call Holder's election on the Notification Date to remarket the MVPs, only to the extent that, in the reasonable judgment of the Call Holder, the effect thereof is to make it illegal or commercially impractical for the Call Holder to remarket the MVPs on the applicable remarketing date):

                           (i) the rating of any securities of the Company shall have been down-graded or put under surveillance or review, including being put on CreditWatch or Watch List with negative implications, or withdrawn by a nationally recognized statistical rating agency;

                           (ii) without the prior written consent of the Call Holder, the Senior Indenture (including the MVPs) shall have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof, that in either case in the reasonable judgment of the Call Holder materially changes the nature of the MVPs or the remarketing procedures (it being understood that, notwithstanding the provisions of this clause (ii), the Company shall not be prohibited from amending the Senior Indenture);

                           (iii) (A) trading in any securities of the Company shall have been suspended or materially limited by the Commission or the New York Stock Exchange, or (B) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market shall have been suspended or materially limited, or (C) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices shall have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (D) if a banking moratorium shall have been declared by either Federal or New York authorities;

                           (iv) there shall have occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Call Holder, impracticable to remarket the MVPs or to enforce contracts for the sale of the MVPs;

                           (v) an Event of Default (as defined in the Senior Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the MVPs shall have occurred and be continuing;

                           (vi) a material adverse change, or any development involving a prospective material adverse change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole whether or not arising in the ordinary course of business, shall have occurred which has a material adverse effect on the investment quality of the MVPs or which, in the reasonable judgment of the Call Holder, has had or may have materially adverse consequences for the Company or which makes it impractical or inadvisable, in the reasonable judgment of the Call Holder, to proceed with the remarketing or the delivery of the MVPs;

                           (vii) if the Prospectus is required under the Securities Act to be delivered in connection with any remarketing of the MVPs, the Company shall fail to furnish to the Call Holder on the Remarketing Date and, in the event of the Interim Period, on the Additional Remarketing Date the officers' certificate, opinion and comfort letter referred to in Section 3(e) of this Agreement and such other documents and opinions as counsel for the Call Holder may reasonably require for the purpose of enabling such counsel to pass upon the sale of MVPs in the remarketing as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained;

                           (viii) the MVPs are not maintained in book-entry form with DTC or any successor thereto; provided, that the Call Holder, subject to receipt of an opinion of counsel for the Company reasonably satisfactory to the Call Holder, shall waive the foregoing condition if in the Call Holder's reasonable judgment (x) the Senior Indenture and the MVPs can be amended, and they are amended, so as to permit the remarketing of the MVPs in certificated form and (y) it is practical to remarket the MVPs with the same effect and on the same terms as otherwise contemplated herein;

                           (ix) the Treasury Rate used to determine the Dollar Price on the third Business Day prior to the Remarketing Date exceeds the Base Rate; or

                           (x) the Calculation Agent shall not have received by the required time on the Remarketing Date or the Additional Remarketing Date, if applicable, any firm committed bids to purchase all of the MVPs; or

                           (xi) a Reference Corporate Dealer shall fail to purchase the MVPs from the Call Holder on the Remarketing Date or the Additional Remarketing Date (in the event of the Interim Period);

and the Call Holder shall have received on the Remarketing Date and the Additional Remarketing Date (in the event of an Interim Period) a certificate of the Chairman of the Board or the President or a Vice President and the chief financial officer of the Company, dated as of the applicable remarketing date to the effect that (i) the representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the applicable remarketing date, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the applicable remarketing date, and
(iii) none of the events specified in the preceding clauses (b)(i) through
(viii) has occurred.

         (c) In furtherance of the foregoing, the effectiveness of the Call Holder's election on the Notification Date to remarket the MVPs shall be subject to the condition that the Call Holder shall have received a certificate of the Chairman of the Board or the President or a Vice President and the chief financial officer of the Company, dated as of the Notification Date, to the effect that (i) the Company has, prior to the Call Holder's election on the Notification Date to remarket the MVPs, provided the Call Holder with notice of all events as required under Section 3(a) of this Agreement, (ii) the representations and warranties in this Agreement are true and correct at and as of the Notification Date and (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Notification Date. Such certificate shall be delivered by the Company to the Call Holder as soon as practicable following notification by the Call Holder to the Company on the Notification Date of its election to remarket the MVPs and in any event prior to the third Business Day prior to the Remarketing Date.

         In the event of the failure of any of the foregoing conditions, the Call Holder may terminate its obligations under this Agreement or redetermine the Interest Rate to Maturity as provided in Section 12 hereof.

         Section 10. Indemnification. (a) The Company shall indemnify and hold harmless the Call Holder and its officers, directors and employees and each person, if any, who controls the Call Holder within the meaning of Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, as incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, (i) the failure to have an effective registration statement under the Securities Act relating to the MVPs, if required, or the failure to satisfy the prospectus delivery requirements of the Securities Act because the Company failed to notify the Call Holder of such delivery requirement or failed to provide the Call Holder with an updated Prospectus for delivery, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials (including any incorporated documents), or (iii) the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or
(iv) any violation by the Company of, or any failure by the Company to perform any of its obligations under, this Agreement, or (v) the acts or omissions of the Calculation Agent in connection with its duties and obligations hereunder except that are finally judicially determined to be due to its gross negligence or willful misconduct, and reimburse each such indemnified party upon demand for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action and shall, if requested by any such indemnified party, assume the defense of such indemnified party in any action based upon allegations of any such loss, claim, damage or liability, with counsel satisfactory to such indemnified party; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Call Holder expressly for use in connection with the preparation of the Remarketing

Materials. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) The Call Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, as incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Remarketing Materials, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that the same was made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Call Holder specifically for use in connection with the preparation of the Remarketing Materials, and reimburse each such indemnified party upon demand for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Call Holder may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement of such action in sufficient time to permit the indemnifying party to assume the defense thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will (i) if it is so required under subparagraph (a) of this Paragraph, assume the defense of such action with counsel satisfactory to such indemnified party, or (ii) if not required to assume the defense under such paragraph (a), will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), but the indemnifying party shall not, in connection with any one such action, or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses with respect to any period during the pendency of such action or similar or related actions of more than one separate firm of attorneys for all indemnified parties so named, designated in writing by the Call Holder if the indemnifying party is the Company or by the

Company if the indemnifying party is the Call Holder. Upon the assumption by the indemnifying party of the defense of such action pursuant to clause (i) or clause (ii) of this subparagraph (c), and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (x) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (y) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, or (z) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action or claim effected without its consent which consent shall not be unreasonably withheld.

         (d) The respective indemnity and contribution agreements of the Company and the Call Holder contained in this Section 10 and Section 11, and the representations and warranties of the Company contained in Section 2 hereof, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Call Holder or the Company or any director or officer or any controlling person referred to in this Section 10, and such agreement, representations and warranties, as well as the other covenants contained herein, shall survive any remarketing of the MVPs and any successor of the Call Holder or of the Company or any legal representative of any such director or officer or of any such controlling person, as the case may be, shall be entitled to the benefits of the respective indemnity and contribution agreements.

         Section 11. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subparagraph (a) or (b) of Section 10 is for any reason held to be unavailable from an indemnifying party, then the Company and the Call Holder shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and the Call Holder may be subject in such proportion so that the Call Holder is responsible for that portion represented by the percentage that the aggregate positive difference, if any, between the price paid by the Call Holder for the MVPs (the "Aggregate Positive Difference") tendered on the Remarketing Date or the Additional Remarketing Date, as the case may be, and the price at which MVPs bearing the Interest Rate to Maturity are sold by the Call Holder bears to the aggregate principal amount of the MVPs, and the Company is responsible for the balance; provided, however, that (y) in no case shall the Call Holder be responsible for any amount in excess of the Aggregate Positive Difference and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each person, if any, who controls the Call Holder within the meaning Section 20 of the Exchange Act shall have the same rights to contribution as the Call Holder, and each person, if any, who controls the Company within the meaning of Section 20 of the

Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this
Section 11. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 11, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this
Section 11.



         Section 12. Termination of Remarketing and Interest Calculation Agreement or Redetermination of Interest Rate to Maturity. (a) This Agreement shall terminate as to the Call Holder on the effective date of the resignation of the Call Holder pursuant to Section 7 hereof or if the Call Holder does not elect to remarket the MVPs pursuant to Section 4(c) hereof, or upon the notification of the Call Holder by the Company of its election to redeem the MVPs pursuant to Section 4(g) hereof.

         (b) In addition, the Call Holder may terminate all of its obligations under this Agreement immediately by notifying the Company and the Trustee of its election to do so, at any time on or before the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (in the event of the Interim Period), in the event that: (i) any of the conditions referred to or set forth in Section 9 (a) hereof have not been met or satisfied in full, (ii) any of the events set forth in Section 9(b) hereof shall have occurred, or (iii) the Call Holder determines, in its discretion, after consultation with the Company, that it shall not have received all of the information, whether or not specifically referenced herein, reasonably necessary to remarket the MVPs under this Agreement.

         (c) Notwithstanding any provision herein to the contrary, in lieu of terminating this Agreement pursuant to Section 12(b) above, upon the occurrence of any of the events set forth therein, the Call Holder, in its sole discretion at any time between the Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date (if such date is not the Interim Period Remarketing Date) or the Additional Remarketing Date (in the event of the Interim Period), may elect to purchase the MVPs for remarketing and cause the Calculation Agent to determine a new Interest Rate to Maturity in the manner provided in Section 5(b) of this Agreement, except that for purposes of determining the new Interest Rate to Maturity pursuant to this paragraph, the Determination Date referred to therein shall be the date of such election and redetermination of the Interest Rate to Maturity. The Calculation Agent shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Interest Rate to Maturity applicable to the MVPs. Thereupon, such new Interest Rate to Maturity shall supersede and replace any Interest Rate to Maturity previously determined by the Calculation Agent and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MVPs on or after the Remarketing Date or Additional Remarketing Date, as the case may be, the Company and the Trustee; provided, however, that the Call Holder, by redetermining the Interest Rate to Maturity upon the occurrence of any event set forth in Section 12(b) hereof as set forth above, shall not thereby be deemed to have waived its right to determine a new Interest Rate to Maturity or terminate this Agreement upon the occurrence of any other event set forth in Section 12(b) hereof.

         (d) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except that, in the case of termination pursuant to Section 12(b) of this Agreement, the Company shall reimburse the Call Holder for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Call Holder in connection with the remarketing, and except further as set forth in Section 12(e) below. Sections 1, 10, 11, 12(d) and 12(e) hereof shall survive such termination and remain in full force and effect.

         (e) In the case of either (A) termination of this Agreement pursuant to
Section 12(b) hereof after the Call Holder's election on the Notification Date to remarket the MVPs, or (B) the occurrence, prior to the Call Holder's election on the Notification Date to remarket the MVPs, of any event set forth in Section 9(b)(ii), (v) or (viii) hereof, upon the request of the Call Holder, the Company, in each case, shall immediately following the Call Price Determination Date pay the Call Holder, in same-day funds by wire transfer to an account designated by the Call Holder, the fair market value, calculated as set forth below, of the Call Holder's embedded interest rate option implicit in the Call Holder's right to purchase and remarket the MVPs pursuant to this Agreement (the "Call Price"). Payment of the Call Price, in any case, shall be made by the Company within five Business Days of the Call Holder's request pursuant to this paragraph.

                  (i) In the case of termination of this Agreement pursuant to
         Section 12(b) hereof on or after the Notification Date, the Call Price shall be equal to the excess, if any, of (i) the Dollar Price determined as provided in Section 5 (which, in the event of termination after commencement of the Interim Period, shall be the Adjusted Dollar Price) over (ii) the aggregate principal amount of the MVPs.

                  (ii) In the case of the occurrence, prior to the Call Holder's election on the Notification Date to remarket the MVPs, of any event set forth in Section 9(b)(ii) or (v) or (viii), the Call Price shall be determined in the following manner: the Calculation Agent shall select five reference market dealers reasonably acceptable to the Company. The Calculation Agent shall request each reference market dealer to provide a quotation, as of the same time and date, of the value of the Call Price, determined on a commercially reasonable basis by reference, among other factors, to the formulation described in the preceding paragraph. The Call Price shall be equal to the average of the three quotations remaining after disregarding the highest and lowest of such quotations. If fewer than five quotations are obtained, the average of the quotations shall be used.

         In the case of either (i) or (ii) above, the Call Holder shall determine the applicable Call Price on the Business Day immediately following the date of termination or notification of the occurrence, prior to the Call Holder's election on the Notification Date to remarket the MVPs, of any event set forth in Section 9(b)(ii), (v) or (viii) hereof, as the case may be, or as soon as practicable thereafter (the "Call Price Determination Date"). The Call Holder shall promptly notify the Company of the Call Price Determination Date and the Call Price by telephone, confirmed in writing (which may include facsimile or other electronic transmission). The Call Price, absent manifest error, shall be binding and conclusive upon the parties hereto.

         (f) This Agreement shall not be subject to termination by the Company.

         Section 13. Call Holder's Performance; Duty of Care. The duties and obligations of the Call Holder shall be determined solely by the express provisions of this Agreement and the Senior Indenture. No implied covenants or obligations of or against the Call Holder shall be read into this Agreement or the Senior Indenture. In the absence of bad faith on the part of the Call Holder, the Call Holder may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement and the Senior Indenture, as to the truth of the statements expressed in any of such documents. The Call Holder shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Call Holder or the Calculation Agent shall incur no liability to any Beneficial Owner or Holder of MVPs in their individual capacity or otherwise for any action or failure to act in connection with the remarketing or otherwise. The Calculation Agent shall incur no liability to the Company except as a result of gross negligence or willful misconduct on its part.

         Section 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

         Section 15. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the earlier of the first day thereafter on which no MVPs are outstanding or the completion of the remarketing of the MVPs. Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of the Company pursuant to Sections 10 and 12 hereof shall remain operative and in full force and effect until fully satisfied.

         Section 16. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of each of the Call Holder and the Calculation Agent. The rights and obligations of the Call Holder and the Calculation Agent hereunder may be assigned or delegated to any affiliate thereof without the consent of the Company, and to any other person only with the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company, the Call Holder and the Calculation Agent and their respective successors and assigns, and will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling the Call Holder or the Calculation Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any indemnified party to the extent provided in Section 10 hereof, or any person entitled to contribution to the extent provided in Section 11 hereof. The terms "successors" and "assigns" shall not include any purchaser of any MVPs merely because of such purchase.

         Section 17. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

         Section 18. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         Section 19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         Section 20. Amendments. This Agreement may be amended by any instrument in writing signed by each of the parties hereto so long as this Agreement as amended is not inconsistent with the Senior Indenture as in effect as of the date of any such amendment.

         Section 21. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing (which may include facsimile or other electronic transmission) and shall be deemed to have been validly given or made when transmitted, delivered or mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         (a)      to the Company:

                           Browning-Ferris Industries, Inc.
                           757 N. Eldridge
                           Houston, TX 77079
                           Attention: Corporate Secretary
                           Facsimile No.: (281) 870-7825

         (b)      to the Bank:

                           The First National Bank of Chicago
                           One First National Plaza, Suite 0045

                           Attention:  Vince Herman
                           Facsimile No.: (312) 732-0220

         (c)      to FCCM:

                           First Chicago Capital Markets, Inc.
                           One First National Plaza, Suite 0595
                           Attention:  Corporate Securities Structuring
                           Facsimile No.: (312) 732-4172

or to such other address as the Company, the Call Holder or the Calculation Agent shall specify in writing.

         IN WITNESS WHEREOF, each of the Company, the Call Holder and the Calculation Agent has caused this Remarketing and Interest Calculation Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                              BROWNING-FERRIS INDUSTRIES, INC.



                              By /s/ Ronald E. Long
                                 ---------------------------------------
                                 Name:  Ronald E. Long
                                 Title: Treasurer


                              FIRST CHICAGO CAPITAL MARKETS, INC.



                              By /s/ Evonne W. Taylor
                                 ---------------------------------------
                                 Name:  Evonne W. Taylor
                                 Title: Vice President


                              THE FIRST NATIONAL BANK OF CHICAGO



                              By /s/ Evonne W. Taylor
                                 ---------------------------------------
                                 Name:  Evonne W. Taylor
                                 Title: Vice President